Exhibit 10.4

OPTION GRANT NOTICE
UNDER THE
GROCERY OUTLET HOLDING CORP.
2019 INCENTIVE PLAN
Grocery Outlet Holding Corp. (the “Company”), pursuant to its 2019 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of Options (each Option representing the right to purchase one share of Common Stock) set forth below, at an Exercise Price per share as set forth below. The Options are subject to all of the terms and conditions as set forth herein, in the Option Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	Jason Potter

Date of Grant:	[Insert Date of Grant]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Number of Options:	[Insert Number of Options Granted]

Exercise Price:	[Insert Exercise Price]

Option Period Expiration Date:	10th anniversary of Grant Date

Type of Option:	Non-qualified Stock Option

Vesting Schedule:
Provided the Participant has not undergone a Termination prior to the vesting date, [[insert vesting schedule].
Notwithstanding the foregoing, if the Participant (i) has not undergone a Termination prior to such event, the Options will, to the extent not vested, become fully vested if the Participant undergoes a Termination by the Service Recipient without Cause following a Change in Control and (ii) prior to the vesting date, undergoes a Termination (A) by the Service Recipient without Cause or (B) by the Participant for Good Reason, a number of the Options shall vest upon such Termination equal to the number of Options that would have vested on the next regularly scheduled vesting date but for such Termination, prorated based on the ratio of the number of days elapsed from the regularly scheduled vesting date immediately preceding such Termination (or, if no such vesting date, the Date of Grant) to the date of such Termination, to the total number of days from the regularly scheduled vesting date immediately preceding such Termination (or, if no such vesting date, the Date of Grant) through the next regularly scheduled vesting date. Any unvested Options will vest upon a Termination due to death or Disability.

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Certain Definitions:
“Cause” shall have the meaning ascribed to such term in the Employment Agreement.

“Disability” shall have the meaning ascribed to such term in the Employment Agreement.

“Employment Agreement” means that certain Employment Agreement by and among the Participant, Grocery Outlet Inc. and the Company, dated January 17, 2025.

“Good Reason” shall have the meaning ascribed to such term in the Employment Agreement.
“Retirement” means the Participant’s voluntary Termination of employment following the Participant attaining the Retirement Age at a time when the Company Group does not have Cause to terminate the Participant’s employment. The Committee shall be entitled to make such determinations with respect whether to a Participant’s Termination constitutes a Retirement as the Committee deems appropriate, including whether it is reasonably expected that the Participant will not engage in employment or other service of the same or similar nature to the Participant’s employment with the Company Group.

“Retirement Age” shall be the date on which the sum of the Participant’s age plus years of service is equal to at least 75; provided that the Participant (x) has attained the age of 55 and (y) has completed a minimum of 10 years of service.

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GROCERY OUTLET HOLDING CORP.

By:
Title:
__________________________________
[Signature Page to the Option Grant Notice]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION GRANT NOTICE, THE OPTION AGREEMENT AND THE PLAN.

PARTICIPANT[1]
__________________________________
JASON POTTER
1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.
[Signature Page to the Option Grant Notice]

OPTION AGREEMENT
UNDER THE
GROCERY OUTLET HOLDING CORP.
2019 INCENTIVE PLAN
Pursuant to the Option Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Option Agreement (this “Option Agreement”) and the Grocery Outlet Holding Corp. 2019 Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Grocery Outlet Holding Corp. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Options provided in the Grant Notice (with each Option representing the right to purchase one share of Common Stock), at an Exercise Price per share as provided in the Grant Notice. The Company may make one or more additional grants of Options to the Participant under this Option Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Option Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Options hereunder and makes no implied promise to grant additional Options.
2.Vesting. Subject to the conditions contained herein and in the Plan, the Options shall vest as provided in the Grant Notice.
3.Exercise of Options Following Termination. The provisions of Section 7(c)(iii) of the Plan are incorporated herein by reference and made a part hereof. Without limiting the foregoing, upon a Participant’s Termination due to Retirement, each outstanding vested Option granted pursuant to this Option Agreement shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period).
4.Method of Exercising Options. The Options may be exercised by the delivery of notice of the number of Options that are being exercised accompanied by payment in full of the Exercise Price applicable to the Options so exercised. Such notice shall be delivered either (a) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company’s General Counsel or its designee; or (b) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Options under the Plan, in the case of either (a) or (b), as communicated to the Participant by the Company from time to time. Payment of the aggregate Exercise Price may be made using any of the methods described in Section 7(d)(i) or (ii) of the Plan; provided that the Participant shall obtain written consent from the Committee prior to the use of the method described in Section 7(d)(ii)(A) of the Plan.
5.Issuance of Shares of Common Stock. Following the exercise of an Option hereunder, as promptly as practical after receipt of such notification and full payment of such Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Options have been so exercised, and shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator.
6.Company; Participant.
a.The term “Company” as used in this Option Agreement with reference to employment shall include the Company and its Subsidiaries.
b.Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Options may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.
7.Non-Transferability. The Options are not transferable by the Participant; provided, however, to the extent permitted by the Committee in accordance with Section 13(b) of the Plan, vested Options may be transferred to Permitted Transferees. Except as otherwise provided herein, no assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.
8.Rights as Shareholder. The Participant shall have no rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
9.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 13(d) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable pursuant to the exercise of the Options a number of shares of Common Stock with a fair market value, on the date that the shares of Common Stock are issued, equal to such withholding liability; provided that the number of such shares may not have a fair market value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.
10.Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
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11.No Right to Continued Service. This Option Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.
12.Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
14.Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the Options, or (b) requiring that the Participant forfeit any gain realized on the exercise of the Options or the disposition of any shares of Common Stock received upon exercise of the Options, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Option Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Options shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.
15.Governing Law. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Option Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Option Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
16.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Option Agreement (including the Grant Notice), the Plan shall govern and control.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Options and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
19.Entire Agreement. This Option Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.
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